[LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]

                                  June 23, 1998



Capital Growth Holdings, Ltd.
660 Steamboat Road
Greenwich, Connecticut  06830

Gentlemen:

               You have requested our opinion, as counsel for Capital Growth Holdings, Ltd., a Delaware corporation (the "Company"), in connection with the registration statement on Form SB-2 (File No. 333-37879), as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), filed by the Company with the Securities and Exchange Commission (the "SEC").

               The Registration Statement relates to the public offering by certain selling security holders (the "Selling Securityholders") of up to 4,720,980 shares (the "Shares") of common stock, $.001 par value per share (the "Common Stock"), of the Company.

               We have examined such instruments, documents, records and certificates which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In the course of our examination, we have assumed the following: (i) the authenticity of all documents submitted to us as original documents and the genuineness of all signatures, (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, records and certificates we have reviewed. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

               Based on the foregoing examination and solely in reliance thereon, we are of the opinion that the Shares to be sold by the Selling Securityholders have been duly authorized and, when issued and paid for as contemplated by such Registration Statement, will be validly issued, fully paid and non-assessable.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended

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Capital Growth Holdings, Ltd.
June 23, 1998
Page 2

or supplemented. In giving such consent, we do not consider that we are "experts", within the meaning of such term as used in the Act or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

               We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                       Very truly yours,

                                       /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                       ORRICK, HERRINGTON & SUTCLIFFE LLP